ARDEN SAGE MULTI-STRATEGY FUND, L.L.C. (the "Fund")

ARDEN SAGE MULTI-STRATEGY MASTER FUND, L.L.C. (the "Master Fund")

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Craig Krawiec to be his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign, on behalf of the Fund and the Master Fund, the Fund's Registration Statement on Form N-2 to be filed with the Securities and Exchange Commission (the "SEC") on or about October 28, 2011, and any amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Each of the undersigned hereby executes this Power of Attorney as of this 24th day of October, 2011.

Signature	Title
/s/ Craig Krawiec	Manager, President and Chief Executive Officer
Craig Krawiec
/s/ Charles S. Crow, III	Manager
Charles S. Crow, III
/s/ Richard B. Gross	Manager
Richard B. Gross
/s/ David C. Reed	Manager
David C. Reed
/s/ Andrew Katz	Chief Financial Officer
Andrew Katz